EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   GWIN, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350

     I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-QSB of GWIN, Inc. for the period ending January 31, 2006:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of GWIN, Inc.


/s/ Wayne Allyn Root
Wayne Allyn Root
Chief Executive Officer
March 14, 2006


A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to GWIN, Inc. and will be retained by GWIN, Inc. and furnished to the Securities and Exchange Commission upon request.